EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Integrated Healthcare Holdings, Inc.
Santa Ana, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Integrated Healthcare Holdings, Inc. filed on February 2, 2007, (File No. 333-140417) of our report dated June 22, 2012 relating to the consolidated financial statements and financial statement schedule of Integrated Healthcare Holdings, Inc. which appears in this Form 10-K for the year ended March 31, 2012.

BDO USA, LLP
Costa Mesa, California
June 22, 2012